Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rapa Mining Inc. (the "Company") on Form 10-QSB for the period ending October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian Cheston, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report on Form 10-QSB for the quarter ended October 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/ Brian Cheston

Brian Cheston

President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

December 3, 2004